UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 29, 2011 (February 2, 2011)
Date of Report (Date of earliest event reported)

Reach Messaging Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	333-150424	26-1110179
(State or other jurisdiction Identification No.)	(Commission File Number)	(IRS Employer Identification No.)

44081 Pipeline Plaza, Suite 310
Ashburn, VA  20148
(Address of principal executive offices) (Zip Code)

(888) 631-8555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐         Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Robert Shelton, Jr and Jackie Young to the Board of Directors.

On December 31, 2010, Robert Shelton, Jr agreed to terms regarding appointment to the Board of Directors of the Company. Such appointment took place on Febuary 2, 2011 and filled a vacant seat.  Attached is a copy of the letter from the Company to Robert Shelton, Jr setting forth the agreement. On December 31, 2010, Jackie Young agreed to terms regarding an appointment to the Board of Directors of the Company. Such appointment pccurred on Febuary 2, 2011 and filled a vacant seat. Attached is a letter from the Company setting forth the agreement .

Item 9.01    Financial Statements and Exhibits

(d) Exhibits.

Exhibit. No.                                                      Description
17.1                      Letter of Appointment of Director, Robert Shelton, Jr. dated December 31, 2010
17.2                      Letter of Appointment of Director – Jackie Young, dated December 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Reach Messaging Holdings, Inc.

Dated: March 28, 2011	By:	/s/ Shane Gau
Shane Gau
Chief Executive Officer